UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 24, 2006
M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

ITEM 8.01 OTHER EVENTS

SIGNATURES

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; and

ITEM 8.01	OTHER EVENTS
     As previously reported on a Form 8-K filed on April 26, 2006 (the “Form 8-K”), the Board of Directors (the “Board”) of M.D.C. Holdings, Inc. (the “Company”) increased the number of directors on the Board from seven to eight and appointed Michael A. Berman as a Class I Director to fill the vacancy on the Board, with a term expiring in 2007. The Board determined that Mr. Berman has no material relationship with the Company, that he is independent under the rules of the Securities and Exchange Commission and the New York Stock Exchange (the “NYSE”), that he constitutes an “outside director” under Section 162(m) of the Internal Revenue Code and the regulations thereunder, and that, in the Board’s business judgment, Mr. Berman is “financially literate” as provided in the rules of the NYSE.
     Amendment No. 1 to the Form 8-K was filed previously to report that, on October 23, 2006, and effective as of that date, the Board appointed Mr. Berman as an additional member of the Company’s Audit Committee.
     This Amendment No. 2 to the Form 8-K is being filed to report that, on November 20, 2006, and effective as of that date, the Board appointed Mr. Berman as an additional member of the Company’s Corporate Governance/Nominating Committee.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: November 22, 2006	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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